Exhibit 1.3

Execution

BANCOLOMBIA S.A.

US$800,000,000

8.625% Subordinated Notes due 2034

UNDERWRITING AGREEMENT

June 17, 2024

UNDERWRITING AGREEMENT

June 17, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Bancolombia S.A., a Colombian banking institution, incorporated under the laws of the Republic of Colombia (“Colombia”) as a sociedad anónima (the “Company”), proposes to issue and sell to BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities LLC (“JPM” and, collectively, the “Underwriters”) US$800,000,000 in aggregate principal amount of its 8.625% Subordinated Notes due 2034 (the “Notes”). The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 2 herein), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-264524) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement became automatically effective upon filing under the Act. The parties hereby acknowledge that the Notes may not be publicly offered in Colombia.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.

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For the purposes of this Agreement, the “Applicable Time” is 4:20 p.m. (Eastern time) on the date of this Agreement.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any base prospectus furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof and that is also a day on which the Commission is open for business (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means the Base Prospectus, as amended or supplemented, including any Pre-Pricing Prospectus immediately prior to the Applicable Time, and the Final Pricing Term Sheet indicated as a Permitted Free Writing Prospectus on Schedule B.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing

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Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this underwriting agreement (the “Agreement”), “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.

Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the principal amount of the Notes set forth opposite its name on Schedule A annexed hereto. The purchase price for the Notes shall be 99.620% of their principal amount (the “Purchase Price”). In connection therewith, the Company agrees to pay (i) BofA fees and commissions in the amount of 0.12% of the total principal amount of the Notes set forth on Schedule A, (ii) Citi fees and commissions in the amount of 0.12% of the total principal amount of the Notes set forth on Schedule A and (iii) JPM fees and commissions in the amount of 0.14% of the total principal amount of the Notes set forth on Schedule A (the “Underwriting Commission”). The Company will not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. Each Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as such Underwriter may determine without notice.

The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of the Underwriters and that any such affiliate may offer and sell Notes purchased by it to or through the Underwriters.

2.

Payment and Delivery. Payment of the Purchase Price for the Notes shall be made to the Company in cash by Federal Funds (same day) wire transfer against delivery of the Notes (which shall be evidenced by one or more global certificates in book-entry form having an aggregate principal amount corresponding to the aggregate principal amount of the Notes) to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment of the Underwriting Commission shall be made by the Company to the Underwriters in cash by Federal Funds (same day) wire transfer.

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Payment of the Purchase Price and Underwriting Commission shall be made at 10:00 A.M., New York City time, on June 24, 2024 (unless another time shall be agreed to by you and the Company; provided that such date is a business day and a day on which commercial banks in Colombia are not legally obliged or authorized to close) (such date and time, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic book-entry transfer of the Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP at One Liberty Plaza, New York, NY 10006, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M., New York City time, on the Closing Date, or at such other time on the same or such other date as shall be designated in writing by the Underwriters.

3.	Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Notes; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)

the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, as of the Closing Date, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the conditions to the use of Form F-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act); the Company has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation,

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Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus and each Permitted Free Writing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof and as of the Closing Date, in all material respects with the requirements of the Act; as of the Applicable Time, the Disclosure Package did not, and will not as of the time of purchase, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and as of the Closing Date, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); as of the date of the Prospectus Supplement, the date the Prospectus Supplement is filed with the Commission and at the time of purchase any Prospectus Supplement or the Prospectus, as then amended or supplemented did not and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule B hereto does not or will not, conflict with the information disclosed or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and each such Permitted Free Writing Prospectus and the “road show” as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Incorporated Document, at the time such document was filed or will be filed with the Commission or at the time such document became effective or will become effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not include or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (x) that part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee under the Trust Indenture Act and (y) any statement contained in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) herein) and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or such Permitted Free Writing Prospectus;

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(c)

prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission, the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Notes contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement;

(d)

the Notes, once issued and once classified by the Superintendencia Financiera de Colombia (“SFC”), will qualify as Patrimonio Adicional (“Tier Two Capital”) and will constitute subordinated debt under the laws of Colombia in accordance with articles 2.1.1.1.6, 2.1.1.1.9 and 2.1.1.1.13 of Decree 2555 of 2010 (“Decree 2555”);

(e)

as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement, and the Disclosure Package entitled “Capitalization”, and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding equity interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

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(f)

the Company has been duly organized and is validly existing as a sociedad anónima under the laws of Colombia, duly authorized by the SFC to act as a bank with full corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Notes as contemplated herein;

(g)

the Company is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, either (i) reasonably be expected to have a material adverse effect on the business, properties, consolidated financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(h)

the Company owns, directly or indirectly, the majority of the capital stock of its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a “Significant Subsidiary”); complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been delivered to you, and no material changes therein will be made on or after the date hereof through and including the time of purchase; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive rights, resale right, right of first refusal or similar rights and the corresponding shares are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interest in the Significant Subsidiaries are outstanding; the Company has no subsidiaries (as defined in the Exchange Act) other than (A) the subsidiaries listed in Exhibit 8.1 of its annual report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”) and (B) certain other subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary;

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(i)

the Indenture has been duly and validly authorized by the Company and, will, upon effectiveness of the Registration Statement, have been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefore may be brought (the “Bankruptcy Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus;

(j)

the Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company, and when issued, authenticated and delivered by the Company against payment therefor by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus;

(k)

the statements set forth under the headings “Description of Debt Securities” and “Description of the Notes” in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair and accurate summary of such provisions in all material respects;

(l)	this Agreement has been duly authorized, executed and delivered by the Company;

(m)

neither the Company nor any of its Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its

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charter or bylaws, or (ii) any indenture, lien (caución), mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any Colombian, United States, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE, the Bolsa de Valores de Colombia (the “Colombian Stock Exchange”), the SFC and the Autoregulador del Mercado de Valores de Colombia (the “AMV”)) or (v) any decree, judgment or order applicable to it or any of its properties except where such breach or violation of, or default under, would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect;

(n)

the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Notes and the consummation of the transactions contemplated herein and therein will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Significant Subsidiaries, or (ii) any indenture, lien (caución), mortgage, pledge, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any United States, Colombian, or other federal, state or local law applicable to the Company or its Significant Subsidiaries, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority to which the Company is subject (including, without limitation, the rules and regulations of the NYSE, the Colombian Stock Exchange, the SFC and the AMV), or (v) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, except where such conflict with, breach or violation of, or default under would not, in the case of clauses (ii) through (v), individually or in the aggregate, have a Material Adverse Effect;

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(o)

no approval, authorization, consent or order of or filing with any Colombian, United States or other federal, state, local or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority to which the Company is subject (including, without limitation, the rules and regulations of the NYSE, the Colombian Stock Exchange, the SFC and the AMV), is required in connection with the execution, delivery and performance by the Company or any Significant Subsidiary of this Agreement, the Indenture and the Notes or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Notes under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, (iii) the request of classification of the Notes as Tier Two Capital with the SFC, as set forth herein, (iv) registration of the indebtedness and the payments or transfers made thereunder with the Banco de la República (the “Colombian Central Bank”), as provided in Section 4(i) hereto (which shall be made pursuant to the terms of such Section) and (v) the disclosure of material information (información relevante), as required by applicable law, related to the transactions contemplated hereby by the Company in the Registro Nacional de Valores y Emisores of the Sistema Integral de Información del Mercado de Valores administered by the SFC, in accordance with Decree 2555;

(p)

each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under United States, Colombian or any other applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from the appropriate United States, Colombian or other foreign regulatory authority, in order to conduct their respective businesses; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to the revocation or modification of, any such license, authorization, consent or approval or any United States, Colombian, or other federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q)

other than as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s best knowledge, threatened or contemplated to which the Company or any of the Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any United States, Colombian, or other federal, state, local or foreign governmental or regulatory

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commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Significant Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(r)

PricewaterhouseCoopers Ltda., whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board;

(s)

the financial statements, if any, included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act, the Exchange Act, accounting regulations of the SFC and in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and the related interpretations issued by the IFRS Interpretations Committee, applied on a consistent basis during the periods involved; the other financial and statistical data, if any, contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Disclosure Package are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t)

subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or

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results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and the subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than indebtedness incurred or repaid in the ordinary course of business) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Significant Subsidiary, in each case as otherwise set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(u)

the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes will be, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will be, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)

the Company believes it was not a “passive foreign investment company” as such term is defined in the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2023 and, based on the Company’s current and projected income, assets and activities it does not expect to be classified as a “passive foreign investment company” for any subsequent taxable years;

(w)

the Company and each of its Significant Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Disclosure Package and the Prospectus, as being held under lease by the Company or a Significant Subsidiary is held thereby under valid, subsisting and enforceable leases except where the lack of such good and marketable title would not, individually or in the aggregate, have a Material Adverse Effect;

(x)

each of the Company and its Significant Subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus, as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except where the failure to own

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or possess the Intellectual Property would not, individually or in the aggregate have a Material Adverse Effect, and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Significant Subsidiaries with respect to the Intellectual Property. Neither the Company nor any of its Significant Subsidiaries has infringed or is infringing the Intellectual Property of a third party, and neither the Company nor any of its Significant Subsidiaries has received notice of a claim by a third party to the contrary;

(y)

the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs and malware. Except as the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, operation and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (i) there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without cost or liability or the duty to notify any other person; and, (ii) there are no incidents under internal review or known investigation. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

(z)

(i) no labor disturbance by or dispute with employees of the Company exist or, to the best knowledge of the Company, is contemplated or threatened other than those involving employees in the ordinary course of business, except for any such disturbance or dispute that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the Company is in compliance with applicable labor laws and regulations and has made all payments required thereunder including, but not limited, to the seguridad social and contribuciones parafiscales as required under Colombian laws except for any such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect;

13

(aa)

the Company and its Significant Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Significant Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged direct violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except to the extent that involvement in any of the activities mentioned in (i) through (v) above would not, individually or in the aggregate, have a Material Adverse Effect; (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(bb)

all Colombian or other foreign, United States federal, state and local tax returns required to be filed by the Company or any of the Significant Subsidiaries have been filed, except in any case where the failure to file would not reasonably be expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly, through withholding or otherwise) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith in appropriate proceedings and for which adequate reserves have been made in accordance with IFRS or as could not be reasonably expected to have a Material Adverse Effect;

(cc)

no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Colombia or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance of the Notes in the manner contemplated hereby or (ii) the sale and delivery by the Underwriters of the Notes as contemplated herein;

14

(dd)

there are no transfer taxes or other similar fees or charges under the laws of Colombia or the laws of the United States federal or state governments, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder;

(ee)

the Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in Colombia to protect the Company and the Significant Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ff)

neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements listed under Section 4 of the exhibits to the Company’s Form 20-F filed on March 26, 2024, referred to or described in the Registration Statement, the Disclosure Package or the Prospectus and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(gg)

each of the Company and its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide, in relation to the Company and its consolidated subsidiaries considered as a whole, reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(hh)

no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

15

(ii)

the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s President and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Significant Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(jj)

all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(kk)

neither the Company, its subsidiaries, nor any directors or executive officers of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or other controlled affiliate (including any joint venture or other entity jointly controlled by the Company with another entity) of the Company or its subsidiaries, or other person or entity acting for or on behalf of the Company or its subsidiaries (1) has taken any action,

16

directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 (“FCPA”) or the U.K. Bribery Act 2010 (“U.K. Bribery Act”), each as may be amended, or any other applicable anti-bribery or anticorruption laws and regulations, and the rules and regulations thereunder; (2) has been the subject of any investigation, inquiry or enforcement proceedings regarding any offence or alleged offence regarding corruption or bribery, and no such investigation, inquiry or proceedings are pending or, to the knowledge of the Company, threatened, and, so far as the Company is aware, there are no circumstances likely to give rise to any such investigation, inquiry or proceedings; or (3) no part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act, each as may be amended, or any other applicable anti-bribery or anticorruption laws and regulations of any other relevant jurisdiction, or the rules or regulations thereunder;

(ll)

the Company and its subsidiaries have and have implemented in all material respects policies and procedures reasonably designed to ensure compliance by the Company and its subsidiaries with applicable anticorruption and anti-bribery laws and regulations;

(mm)

the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, European Union, Colombia, Panama, El Salvador and Guatemala, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) insofar as the same are applicable to the Company or such subsidiaries; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nn)

neither the Company, its subsidiaries, nor any directors or officers of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or controlled affiliate (including any joint venture or other entity jointly controlled by the Company with another entity) of the Company or any of its subsidiaries is currently a person with whom dealings are restricted or prohibited (a “Sanctions Target”) pursuant to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Colombian, Panamanian, Salvadoran or Guatemalan governmental authorities (collectively, “Sanctions”), nor is the Company, or any of its

17

subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-Ukrainian government-controlled regions of Kherson or Zaporizhzhia (each, a “Sanctioned Territory”, collectively, the “Sanctioned Territories”);

(oo)

for the past five years, none of the Company nor any of its subsidiaries, or any of their respective directors or officers or, to the Company’s knowledge, any employee, agent, or controlled affiliate (including any joint venture or other entity jointly controlled by the Company with another entity) of the Company or any of its subsidiaries, have engaged in, are now engaged in, or will engage in, any dealings or transactions with a Sanctions Target or in any country or territory that at the time of the dealing or transaction is or was a Sanctioned Territory;

(pp)

the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is located in a Sanctioned Territory or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise) of, or be sanctionable under, any Sanctions;

(qq)

the Company, together with its subsidiaries, derives less than 5% of its revenue from, and does not have investments representing more than 5% of its assets in, Sanctioned Territories or Sanctions Targets;

(rr)

no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Subsidiary from the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus;

(ss)

except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus;

(tt)

neither the Company nor any of its subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, any of its affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

18

(uu)

this Agreement is in proper legal form for enforcement against the Company in Colombia, provided that to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Colombia, the Agreement must be translated into Spanish by an official translator, and it is not necessary that this Agreement be filed or recorded with, or submitted to, any court or authority in Colombia or that any stamp, registration or similar tax be paid in Colombia, other than court costs, including filing fees and deposits to guarantee judgment required by Colombian law and regulations;

(vv)

no relationship, direct or indirect, exists between or among the Company or any of its Significant Subsidiaries, on the one hand, and the directors, officers, stockholders customers or suppliers of the Company or any of its Significant Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents;

(ww)

subject to the issuance of a writ of exequatur by the Supreme Court of Colombia, any final judgment for a fixed or determined sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any of the Indenture, the Notes and this Agreement would be declared enforceable against the Company by the Courts of Colombia, without reconsideration or reexamination of the merits, provided, that (i) international treaties or the laws of the country of such foreign court grant reciprocity to the enforcement of judgments of Courts of Colombia, (ii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction, (iii) the judgment arises out of a personal action against the defendant, and does not refer to property rights (in rem rights) existing on the assets located in Colombia, (iv) the obligation in respect of which the judgment was rendered is lawful in Colombia and does not contradict the public policy of Colombia, (v) the judgment is properly authenticated by diplomatic or consular officers of Colombia or pursuant to the 1961 Hague Convention on the legalization of documents, (vi) a copy of the final judgment is translated into Spanish by a licensed translator, (vii) the judgment is final under the laws under which it was issued, (viii) the controversy is not, under Colombian law, assigned to the exclusive jurisdiction of Colombian courts, (ix) no pending or finalized litigation exists in Colombia between the same parties and originating in the same cause of action and (x) exequatur proceedings are carried out before the competent Colombian court;

19

(xx)

it is not necessary under the laws of Colombia or any political subdivision thereof or authority or agency therein in order to enable a subsequent purchaser of Notes or an owner of any interest therein to enforce its rights under the Notes or to enable the Underwriters to enforce their rights under any of the Indenture, the Notes and this Agreement that it should, as a result solely of its holding of Notes, be licensed, qualified, or otherwise entitled to carry on business in Colombia or any political subdivision thereof or authority or agency therein;

(yy)

the Company and its Significant Subsidiaries have no immunity from the jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Colombia or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, this Agreement, the Indenture or the Notes or actions to enforce judgments in respect thereof;

(zz)

the choice of law of the State of New York as the governing law of this Agreement, the Indenture and the Notes is a valid choice of law under the laws of Colombia and, subject to such qualifications and assumptions as are set forth in the opinion of Brigard & Urrutia Abogados S.A.S, Colombian counsel for the Company, will be recognized and given effect by the courts of Colombia subject to the proof of the applicable provisions of the laws of the State of New York in the manner provided or in such proceedings in Colombia and solely to the extent that the provisions of said law do not contravene public policy of Colombia. Pursuant to Section 14 hereof, the Company, to the fullest extent permitted by law, has validly and irrevocably submitted to the personal jurisdiction of any Federal or state court in the State of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed Law Debenture Corporate Services Inc., 420 Lexington Avenue, Suite 901, New York, New York, 10170 as its authorized agent for service of process and has validly and irrevocably waived all right to trial by jury in any claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or the Offering;

(aaa)

other than as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any Underwriter or to make loans not allowed to be funded with the proceeds from the sale of the Notes, according to Colombian foreign exchange control regulations;

20

(bbb)	the Company has informed the SFC of the transactions contemplated hereby, in accordance with the requirements of the SFC, at least ten business days in Colombia prior to the Closing Date; and

(ccc)

neither the Company, nor any of its Significant Subsidiaries (i) are subject to, or are in the process of becoming subject to, a Liquidation, Intervention Measures, or Preventive Measures or (ii) have received notice of any circumstances that with the passage of time would reasonably be expected to result in Liquidation, Intervention Measures or Preventive Measures. For purposes of this Agreement, “Intervention Measures” means the measures adopted as a consequence of the occurrence of the grounds described in article 114 of the Financial Statute (as defined below) that allow the SFC to take possession of a financial institution, Decree 2555 as amended, and any other Colombian law or regulation regulating the administrative takeover (toma de posesión) of a financial institution. “Liquidation” means (i) a voluntary liquidation of the Company, decided by its shareholders in accordance with the by-laws (estatutos sociales), the Colombian Code of Commerce (Código de Comercio), Decree 2555, and any other Colombian law or regulation regulating the voluntary liquidation of a financial institution; or (ii) a mandatory liquidation of the Company ordered by the SFC and executed by the liquidation trustee pursuant to Articles 116 and 117 and Part XI of Decree 663 of 1993 as amended (the “Financial Statute”), Decree 2555, and any other Colombian law or regulation regulating the mandatory liquidation of a financial institution. “Preventive Measures” means the measures described in article 113 of the Financial Statute, as amended from time to time, that the SFC can take with respect to a financial institution prior to and in order to avoid having to take an Intervention Measure under Decree 2555 and any other Colombian law or regulation regulating such type of measures.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.	Certain Covenants of the Company. The Company hereby agrees:

(a)

to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation, to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes) or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

21

(b)

to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)

if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Notes may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)

if, at any time during the period when a prospectus is required by the Act to be delivered by the Underwriters (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to

22

the Notes, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)

if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or Rule 173 under the Act or any similar rule) in connection with any sale of Notes, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Notes, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f)

to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

23

(g)

to submit to the SFC the request to classify the Notes as Tier Two Capital pursuant to articles 2.1.1.1.6, 2.1.1.1.9 and 2.1.1.1.13 of the Decree 2555 (including, without limitation, any legal support to qualify the Notes as Tier Two Capital, to the extent necessary), and provide a copy of such action plan to the Underwriters;

(h)

to the extent required, to propose amendments to the terms of the offering approved by the Board of Directors to conform such approval to any amendments to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to provide you and Underwriters’ counsel copies of any such amendments for review and comment a reasonable amount of time prior to any proposed filing with the SFC and to file no such amendment or supplement to which you shall reasonably object in writing;

(i)

to report to the Colombian Central Bank the indebtedness represented by, and payments or transfers made under, the Notes in accordance with the corresponding regulations applicable to the Company, to comply with Colombian foreign exchange regulations that apply to the indebtedness evidenced by the Notes and to provide you and your counsel, upon request, a copy of any required reports, registrations or other filings, as the case may be, not later than one business day following such request;

(j)

subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or Rule 173 under the Act or any similar rule) in connection with any sale of Notes; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time (in light of the circumstances) prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(k)

to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event reasonably could be expected to require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary

24

in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(l)

to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the Underwriters;

(m)

to furnish to you as early as practicable prior to the time of purchase, but not later than one business day prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof;

(n)	to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus;

(o)	to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(p)

not to, and to cause the subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(q)	to use its commercially reasonable efforts to cause the Notes to be listed on the NYSE and to maintain the listing of the Notes on the NYSE;

(r)

to comply with its obligations under the letter of representations to DTC relating to the approval of the Notes by DTC for “book-entry” transfer and to use its best efforts to obtain approval of the Notes by DTC for “book-entry” transfer; and

(s)

during the period from the date hereof through and including the date that is 45 days after the date hereof, not to, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose outside Colombia or Panama of any debt securities issued or guaranteed by the Company or any Significant Subsidiary and having a tenor of more than one year.

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5.

Certain Covenants of the Underwriters. Each Underwriter severally covenants with the Company (i) to furnish to the Company a copy of each proposed issuer free writing prospectus to be prepared by or on behalf of, used by, or referred to by an Underwriter in connection with the offering of Notes and not to use or refer to any such proposed issuer free writing prospectus to which the Company reasonably objects and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus that the Company otherwise would not have been required to file thereunder. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule C hereto without the consent of the Company.

6.

Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)

Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Notes or any debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(b)

No event or condition of a type described in Section 3(t) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement (excluding any amendment or supplement thereto), the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus.

(c)

The Company shall furnish to you at the time of purchase, an opinion and letter of Sullivan & Cromwell LLP, United States counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the Underwriters, in the form set forth in Exhibit A hereto.

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(d)

The Company shall furnish to you at the time of purchase, an opinion and letter of Brigard & Urrutia Abogados S.A.S, Colombian counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the Underwriters, in the form set forth in Exhibit B hereto.

(e)

The Company shall furnish to you at the time of purchase, an opinion of Claudia Echavarría Uribe, internal counsel for the Company, addressed to the Underwriters, and dated the Closing Date, with executed copies for each of the Underwriters, in the form set forth in Exhibit C hereto.

(f)

You shall have received from PricewaterhouseCoopers Ltda. letters dated the date of this Agreement and addressed to the Underwriters (with executed copies for each of the Underwriters) and in form and substance satisfactory to the Underwriters, which letters shall cover, without limitation, certain financial information contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(g)

You shall have received at the time of purchase, the written opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)

You shall have received at the time of purchase, the written opinion and letter of Philippi Prietocarrizosa Ferreo DU & Uría S.A.S., Colombian counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(i)

You shall have received from the Company evidence that the Company has provided notice to the SFC in accordance with the requirements of the SFC, of the issuance of the Notes at least ten business days in Colombia prior to the Closing Date.

(j)	No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(k)

The Registration Statement and any registration statement required to be filed, prior to the sale of the Notes, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

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(l)

Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (iv) the Disclosure Package and all amendments or supplement thereto, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(m)

The Company will, at the time of purchase, deliver to you a certificate of its Executive Vice President and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit D hereto.

(n)

The Company will deliver to you a certificate of its Vice President of Risk Management and its Chief Financial Officer with respect to certain financial information contained in the Prospectus, dated the time of purchase, in the form attached as Exhibit E hereto.

(o)	The Notes shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date.

(p)

The Financial Industry Regulatory Authority, Inc. shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(q)

The Issuer and the Trustee shall have executed and, substantially contemporaneously with the time of purchase, delivered the Indenture and the Notes and the Underwriters shall have received copies thereof.

(r)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Colombian or other foreign, United States federal or state governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any Colombian or other foreign, United States federal or state court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

7.	Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

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The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters if (i) since the Applicable Time there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package or the Prospectus or (ii) since the Applicable Time there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, or the Bolsa de Valores de Colombia (the “Colombian Stock Exchange”); (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal, Colombian or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Colombia; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or Colombia or a declaration by the United States or Colombia of a national emergency or war; (E) a change or development involving a prospective change in Colombian taxes affecting the Company, the Notes or the transfer thereof or the imposition of exchange controls by Colombia, in each case that may limit or in any way would materially and adversely affect the financial markets or the market for the Notes or materially impair the ability of the Underwriters to purchase, hold or effect resales of the Notes on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus; or (F) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D), (E) or (F), in the sole judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package or the Prospectus or (iii) since the Applicable Time, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 9 and 10 hereof); and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder; provided, however, that Sections 3, 13, 15, 18, 23 and 24 shall also survive termination and remain in full force and effect.

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8.	Default by an Underwriter.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Undewrwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Prospectus Supplement or in any other documents or arrangements may be effected.

9.	Indemnity and Contribution.

(a)

The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Act), directors, officers, employees, agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission

30

or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(b)

Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such

31

Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus or a Permitted Free Writing Prospectus furnished on behalf of the Underwriter: under the caption “Underwriting” in the third sentence of the fourth paragraph and the fifth and seventh paragraphs (such information being defined as the “Underwriter Information”).

(c)

If any action, suit or proceeding, including any governmental or regulatory investigation (each, a “Proceeding”), is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall, if it so elects, assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party pursuant to subsection (a) or (b) above unless such omission results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve such indemnifying party from obligations to any indemnified party. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying

32

party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of

33

underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount equal to the total underwriting discounts and commissions received by such Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)

The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

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10.	Payment of Expenses.

(a)

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Base Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus required to be filed and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, authorization, authentication, issue, sale and delivery of the Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, the Indenture, the Notes, any agreement among the Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under Colombian, United States, state or other foreign laws and the determination of their eligibility for investment under Colombian, United States, state or other foreign law (including the legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) the inclusion of the Notes in the book-entry system of DTC, (vii) the rating of the Notes by rating agencies, (viii) the fees and expenses of the Trustee and its counsel, (ix) the fees and expenses of any registrar and paying agent contemplated by the Indenture, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (xi) all the reasonable fees and expenses of the Underwriters (including, without limitation, reasonable legal fees and expenses of the Underwriters including a U.S. counsel and a local counsel), (xii) all fees and expenses of legal counsel to the Company and of the Company’s auditors and (xiii) the performance of the Company’s other obligations hereunder.

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(b)

If (i) this Agreement is terminated pursuant to Section 7, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company shall not be subject to any obligation or liability under this Agreement (except to the extent provided in Sections 9 and 10 hereof); provided, however, that the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby to the extent set forth in Section 10(a) and the Underwriters shall be under no obligation or liability to the Company under this Agreement.

11.

Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to BofA Securities, Inc., 114 W 47th Street, NY8-114-07-01, New York, New York 10036, Fax: (646) 855-5958, Attention: High Grade Transaction Management/Legal, Email: dg.hg_ua_notices@bofa.com, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469 and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Latin America Debt Capital Markets, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Carrera 48 No. 26-85, Avenida Los Industriales, Medellin, Colombia, Attention: General Secretary.

12.

Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; and (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

13.

Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.

Maintenance of Office or Agent for Service of Process. The Company shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Company in respect of this Agreement may be served. Initially this agent will be Law Debenture Corporate Services Inc., 420 Lexington Avenue, Suite 901, New York, New York, 10170, and the Company will agree not to change the designation of such agent without prior notice to the Underwriters and designation of a replacement agent in the Borough of Manhattan, The City of New York.

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15.

Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. EACH UNDERWRITER AND THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment subject to the exequatur provisions set forth in Section 3(ww) above. In connection with the submission to the jurisdiction of the aforementioned courts, the Company hereby waives any right to which it may be entitled on account of its place of residence or domicile. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

16.

Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.

Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18.	Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.

No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the full extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

38

20.

Counterparts and Electronic Signatures. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

21.

Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

22.

Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23.

Foreign Taxes. All payments by the Company to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the government of Colombia or any other jurisdiction from or through which payment is made or deemed to be made, or any political subdivision thereof or therein excluding (i) any such tax imposed by reason of the Underwriters having some present or former connection with any such jurisdiction other than their participation as the Underwriters hereunder, and the receipt of payments hereunder, and (ii) any income or franchise tax on the overall net income of the Underwriters imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to the Underwriters an amount that, after withholding or deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

24.

Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for

39

the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars, on the nearest business day following the date of judgment, with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

40

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

BANCOLOMBIA S.A.

By:	/s/ José Humberto Acosta Martin
Name: José Humberto Acosta Martin
Title: Chief Financial Officer

Signature Page

Underwriting Agreement

Accepted and agreed to as of the date

first above written

BOFA SECURITIES, INC.

By:	/s/ Carlos Ivan Lopez
Name: Carlos Ivan Lopez
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Lane Feler
Name: Lane Feler
Title: Executive Director

Signature Page

Underwriting Agreement

SCHEDULE A

Underwriter	Principal Amount of Notes to be Purchased
BOFA SECURITIES, INC.	US$	252,631,000
CITIGROUP GLOBAL MARKETS INC.	US$	252,632,000
J.P. MORGAN SECURITIES LLC	US$	294,737,000

Total	US$	800,000,000

A-1

SCHEDULE B

1.	Permitted Free Writing Prospectuses:

i.	Final Pricing Term Sheet, dated June 17, 2024

B-1

SCHEDULE C

Issuer Free Writing Prospectus dated June 17, 2024

Relating to Preliminary Prospectus Supplement dated June 3, 2024 to Prospectus dated April 27, 2022

Registration No. 333-264524

Bancolombia S.A.

US$800,000,000 8.625% Subordinated Notes due 2034

Pricing Term Sheet

June 17, 2024

Issuer:	Bancolombia S.A.

Title of Security:	8.625% Subordinated Notes due 2034

Offering Format:	SEC-registered

Principal Amount:	US$800,000,000

Maturity Date:	December 24, 2034

Reset Date:	December 24, 2029

Ranking:	The Notes will rank junior to all existing and future Senior External Liabilities (as defined in the Indenture), pari passu with all present or future Tier Two Capital subordinated Indebtedness, other than subordinated Indebtedness that, under its terms, is designated as junior to the Notes (to be determined in accordance with Colombian law and regulations), and senior only to the Issuer’s capital stock, subordinated instruments constituting Tier One Capital (as defined in the Indenture) and subordinated instruments constituting Tier Two Capital subordinated Indebtedness that is designated as junior to the Notes.

Optional Redemption:	At any time on or after June 24, 2029 (six months prior to the Reset Date) until (and including) the Reset Date, the Issuer may, at its option, redeem the Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date, subject to certain conditions, including prior approval of the SFC if so required at the time of redemption.

Redemption upon a Tax Event or Regulatory Event:	The Issuer has the right to redeem the Notes in whole, but not in part, at a price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the relevant redemption date, following the occurrence of a Regulatory Event or a Tax Event. A “Tax Event” shall occur if, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Relevant Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, if later, the date on which the applicable Relevant Taxing Jurisdiction became a Relevant

Taxing Jurisdiction, (i) the Issuer has or will become obligated to pay additional amounts or (ii) there is more than an insubstantial risk that interest payable by us on the Notes is not or will not be deductible by the Issuer in whole or in part for Colombian income tax purposes, and in either case (i) or (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it. “Regulatory Event” means a change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Colombia or any political subdivision thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties, which change or amendment becomes effective on or after the Issue Date, which results in an amendment of Title I of Book 1 of Part 2 of Decree 2555 of 2010 as a result of which we will no longer be entitled to treat the full outstanding principal amount of the Notes as Tier Two Capital pursuant to applicable Colombian capital regulations, other than pursuant to of article 2.1.1.1.13 of the Decree 2555, as amended, which provides that starting on the date that is five years before the scheduled maturity of the Notes, the principal amount of the Notes that may be accounted as Tier Two Capital shall be reduced by annual amortization using the straight-line method, thereby reducing the principal by 20% each year.

Optional Clean-up Redemption:	If at least 90% of the initial aggregate principal amount of the Notes has been redeemed or purchased by, or on behalf of, the Issuer and cancelled, the Issuer may, at any time, at its option, redeem the Notes that remain outstanding, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts to the redemption date on the date of redemption.

Substitution or Variation:	At any time that a Tax Event or a Regulatory Event has occurred and is continuing, the Issuer may, as an alternative to redemption of the Notes (without any requirement for the consent or approval of the Holders), on at least 10 days’ but not more than 60 days’ written notice, either: (i) substitute all, but not less than all, of the Notes for Qualifying Tier 2 Notes (as defined in the Indenture); or (ii) vary any term or condition of the Notes with the effect that they remain or become, as the case may be, Qualifying Tier 2 Notes; provided that, in each case, to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority has been obtained by the Issuer. Upon the date provided for in such notice, the Issuer shall either vary the terms of or, as the case may be, substitute the Notes in accordance with the provisions of the Indenture. Prior to any substitution or variation of the Notes, the Issuer will deliver to the Trustee the documents required under the Indenture, including but not limited to an Officers’ Certificate, to the effect that: (i) the relevant requirement or circumstance giving rise to the right to substitute or vary the Notes has been satisfied; (ii) the Issuer has determined that the terms of the Qualifying Tier 2 Notes are not materially less favorable to Holders than the terms of the Notes and that determination was reasonably reached by the Issuer in consultation with an independent investment bank, independent financial adviser or legal counsel, in each case of international standing; (iii) the criteria specified in the definition of Qualifying Tier 2 Notes will be satisfied upon issuance thereof; and (iv) the relevant substitution or variation (as the case may be) will not result in the occurrence of a Tax Event or a Regulatory Event.

Loss Absorption:	As determined by applicable Colombian laws and regulations then in effect, if (i) the Issuer’s Basic Individual Solvency Ratio (as defined in the Indenture) or the Issuer’s Basic Consolidated Solvency Ratio (as defined in the Indenture) is below 4.5% (whichever occurs first); or (ii) the SFC, in its discretion, otherwise so determines in writing, the outstanding principal, accrued and unpaid interest, and any other amounts due on the Notes will be permanently reduced, pro rata with reductions in the outstanding principal, accrued and unpaid interest, and any other amounts due on other Tier Two Capital subordinated Indebtedness as to which such event has occurred, if any (other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes) to the extent permitted by the SFC at the time, by an amount needed to (x) restore the Basic Individual Solvency Ratio to 6%; (y) restore the Basic Consolidated Solvency Ratio to 6%; or (z) comply with the order of the SFC to restore the Basic Individual Solvency Ratio or Basic Consolidated Solvency Ratio to 6%, as applicable, provided that the principal amount of the Notes may not be written down below zero. Furthermore, any such reduction will not constitute an Event of Default under the Notes.

Interest Payment Dates:	Semi-annually in arrears on June 24 and December 24 of each year, commencing on December 24, 2024

Yield:	8.625%

Coupon:	8.625% per year on the outstanding principal amount from and including the closing date of the Notes offering to, but excluding, the Reset Date or earlier redemption date of the Notes. From and including the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at a rate per annum on the outstanding principal amount equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) 432 basis points.

Price to Public:	100.000% plus accrued interest, if any, from June 24, 2024

Benchmark Treasury:	4.500% due May 31, 2029

Benchmark Treasury Price and Yield:	100-27+; 4.305%

Spread to Benchmark Treasury:	+432 basis points

Pricing Date:	June 17, 2024

Expected Settlement Date:	June 24, 2024 (T+4)

CUSIP:	05968LAN2

ISIN:	US05968LAN29

Day Count:	30/360

Minimum Denominations:	US$200,000 x US$1,000

Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange.

Ratings*:	Ba3 (Moody’s) / BB- (Fitch)

Global Coordinator:	J.P. Morgan Securities LLC

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Manager:	Valores Banistmo S.A.

*	Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement dated June 3, 2024.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities law of any such jurisdiction.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this communication or any of its contents.

The securities are not intended to be sold and should not be sold to retail clients in the EEA, as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, as amended or replaced from time to time, other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page i of the Preliminary Prospectus Supplement for further information.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement, the documents incorporated by reference therein, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it from BofA Securities, Inc. at (800) 294-1322, Citigroup Global Markets Inc. at (800) 831-9146 or J.P. Morgan Securities LLC at (866) 846-2874.

EXHIBIT A

FORM OF OPINION AND LETTER OF SULLIVAN & CROMWELL LLP

Ex. A-1

[•], 2024

BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036.

Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013.

J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179.

Ladies and Gentlemen:

In connection with the several purchases today by you pursuant to the Underwriting Agreement, dated [•], 2024 (the “Underwriting Agreement”), between Bancolombia S.A., a financial institution incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Bank”), and you, of U.S. $[•] aggregate principal amount of the Bank’s [•]% Subordinated Notes due [•] (the “Notes”), issued pursuant to the Indenture, dated as of [•], 2024 (the “Indenture”), between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”) (the Underwriting Agreement, the Indenture and the Notes, together the “Opinion Documents”), we, as United States counsel for the Bank, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Bank.

2. The Indenture has been duly executed and delivered by the Bank, has been duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Bank enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC	-2-

3. The Notes have been duly executed, authenticated and delivered, are entitled to the benefits of the Indenture and constitute valid and legally binding obligations of the Bank enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Bank under the Covered Laws (as defined below) for the execution and delivery by the Bank of the Opinion Documents and the issuance and sale of the Notes by the Bank have been obtained or made.

5. The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus Supplement dated [•], 2024 under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

6. The issuance of the Notes in accordance with the Indenture and the sale of the Notes by the Bank to you pursuant to the Underwriting Agreement do not, and the performance by the Bank of its obligations under the Opinion Documents will not, violate any Covered Laws applicable to the Bank.

7. Under the laws of the State of New York relating to submission to personal jurisdiction, the Bank has, pursuant to Section 15 of the Underwriting Agreement and [11.09] of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any court of the State of New York, located in the City and County of New York or the United States District Court for the Southern District of New York, in any suit or proceeding arising out of or relating to the Underwriting Agreement, the Indenture or the transactions contemplated thereby, has validly and irrevocably waived, to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such court, has, pursuant to Section 14 of the Underwriting Agreement and [11.09] of the Indenture, validly and irrevocably appointed Law Debenture Corporate Services Inc. in New York as its authorized agent for service of process, and service of process effected on such agent in the manner set forth in the Underwriting Agreement and Indenture and otherwise in accordance with applicable law will be effective to confer valid personal jurisdiction over the Bank in any such action, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and assuming (a) the due authorization, execution and delivery of the Underwriting Agreement by you and the Indenture by the Trustee and (b) the validity and effectiveness of such actions insofar as the laws of the Republic of Colombia are concerned.

BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC	-3-

8. The execution and delivery by the Bank of the Opinion Documents do not, and the performance by the Bank of its obligations under the Opinion Documents will not, (a) violate the Deposit Agreement between the Bank and The Bank of New York Mellon, as Depositary, relating to the American Depositary Shares of the Bank, which agreement is listed as an exhibit to the Bank’s most recent Annual Report on Form 20-F filed with the Securities and Exchange Commission or (b) result in a default under or breach or violation of the agreements listed in Annex A to this opinion; provided, however, that we are expressing no opinion in clause (b) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage, in Section 7.5 of the Credit Agreement (as defined in Annex A).

We are expressing no opinion in paragraph 6 above, insofar as performance by the Bank of its obligations under any Opinion Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs 4 and 6 above, “Covered Laws” means the Federal laws of the United States and the statutory laws of the State of New York (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Opinion Documents; provided further, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Bank, the Opinion Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Bank or its affiliates due to its or their status, business or assets.

In connection with our opinion set forth in paragraph 7 above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such court. Furthermore, we express no opinion with respect to the provisions of Section 15 of the Underwriting Agreement and Section [11.09] of the Indenture insofar as it relates to (i) the subject matter jurisdiction of any United States Federal court to adjudicate any controversy, (ii) the jurisdiction of any courts other than the courts of the State of New York and United States Federal courts, (iii) the conclusiveness or enforceability of foreign judgments, or (iv) the waiver of inconvenient forum with respect to proceedings in the United States District Court for the Southern District of New York.

BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC	-4-

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have, with your approval, assumed that the Bank has been duly incorporated and is validly existing as a sociedad anónima in good standing under the laws of the Republic of Colombia, and that any document referred to in this opinion and executed by the Bank has been duly authorized, executed and delivered insofar as the laws of the Republic of Colombia are concerned and is valid, binding and enforceable under the laws of the Republic of Colombia. With respect to all matters of Colombian law, we understand that you are relying upon the opinion, dated [•], 2024, of Brigard & Urrutia Abogados S.A.S. delivered to you pursuant to Section 6(d) of the Underwriting Agreement.

We have also relied as to certain matters upon information obtained from public officials, officers of the Bank and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as United States counsel to the Bank, to you, as underwriters in connection with the offering of the Notes, solely for your benefit in your capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Notes and may not be used in furtherance of any offer or sale of the Notes.

Very truly yours,

Annex A

1.

Credit Agreement, dated as of September 7, 2022 (as amended, the “Credit Agreement”), by and among Banistmo S.A., as borrower, the several banks and other financial institutions from time to time parties thereto as a lenders and Wells Fargo Bank, National Association, as administrative agent, as amended on March 31, 2023 and March 29, 2024.

2.	Indenture, dated January 29, 2020, by and among Bancolombia S.A. and The Bank of New York Mellon, as trustee.

3.	Indenture, dated December 18, 2019, by and among Bancolombia S.A. and The Bank of New York Mellon, as trustee.

4.	Indenture, dated October 18, 2017, by and among Bancolombia S.A. and The Bank of New York Mellon, as trustee.

Annex I-1

Schedule A

1) Preliminary Prospectus Supplement dated June 3, 2024.

2) Final U.S. Pricing Term Sheet dated June 17, 2024.

Ex. A-2

EXHIBIT B

FORM OF OPINION AND LETTER OF BRIGARD URRUTIA

Ex. B-1

Brigard
Urrutia

Bogotá, Colombia | Calle 70 Bis No. 4-41 | Tel: (571) 346 2011 | Fax: (571) 310 0609
Barranquilla, Colombia | Carrera 53 No. 80 - 198 | Tel: (575) 385 0469
Cali, Colombia | Calle 6 Norte No. 1-42 | Tel: (572) 489 7394
Medellín | Carrera 29C No. 10c - 125 | Tel: (574) 322 4365

Contact Us: info@bu.com.co | Tel: (57) 346 2011

[LEGAL OPINION DRAFT SUBJECT TO REVIEW BY BU´S LEGAL OPINION COMMITTEE]

June 24, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen,

We have acted as special Colombian counsel to Bancolombia S.A. (the “Company”) in connection with the offering of US$[•] in aggregate principal amount of its [•]% subordinated notes (the “New Subordinated Notes”) pursuant to the underwriting agreement dated [•], 2024, between the Company, and BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”), and J.P. Morgan Securities LLC (“JPM”), as the underwriters, (the “Underwriting Agreement”), and the indenture to be dated as of June 24, 2024, among the Company and The Bank of New York Mellon, as trustee, register, paying agent and transfer agent (the “Trustee”) (the “Indenture”). Terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement. This opinion is being furnished to you pursuant to Section 6(d) of the Underwriting Agreement.

I.	Documents and Assumptions

As special Colombian counsel to the Company, we examined certain documents and instruments as we have deemed necessary to render this opinion, including:

a)

A copy of the Company’s registration statement under Form F-3 of the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2020 (File No. 333-264524) (the “Registration Statement”);

b)

The preliminary prospectus supplement dated and filed with the Commission on June 3, 2024, and the issuer free writing prospectus identified in Schedule C of the Underwriting Agreement as the Final Term Sheet, dated June 17, 2024 and filed with the Commission on [•], 2024 (collectively, the “Pricing Disclosure Package”);

c)

A copy of the prospectus dated April 27, 2022, as supplemented by the prospectus supplement dated June 3, 2024 (the “Prospectus Supplement” and collectively with the prospectus, the “Prospectus”), relating to the New Subordinated Notes;

d)	The Underwriting Agreement;

e)	The Indenture;

f)	The form of the New Subordinated Notes to be executed by the Company;

g)	The Company’s by-laws;

h)	An extract of the Minute No. 3020 of the Company’s Board of Directors dated as of April 23, 2024; and

i)	A copy of the certificate of incorporation and legal representation of the Company as of June 12, 2024, issued by the Colombian Superintendence of Finance.

Documents (a) to (f) above are hereinafter referred to as the “Transaction Documents”.

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind:

(a)

the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as certified or otherwise satisfactorily identified copies,

(b)	the genuineness of all signatures,

(c)	that all documents submitted to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us,

(d)	that no application has been made regarding insolvency proceedings with regard to the Company,

(e)

that the Company has not omitted to deliver any material documentation regarding the documents related to the Transactions Documents, and the consummation of the transactions thereby contemplated as requested for the purpose of rendering the present opinion,

(f)	that the parties, other than the Company, have been duly incorporated and are in good standing in accordance with the law of their respective places of incorporation,

(g)	the valid and due execution and delivery, pursuant to due authorization, of each of the Transactions Documents by each of the parties thereto (other than the Company),

(h)	that each of the parties to Transaction Documents, other than the Company, has the corporate power and authority to enter into and perform each of the Transaction Documents,

(i)

that there has not been any action by any of the parties to the Transactions Documents, any third party or any governmental authority to revoke, terminate or declare null or void the Transactions Documents, and

(j)	the absence of any other agreements on course of dealing among the parties to the Transactions Documents which modify or supersede any of the terms thereof.

We have relied, as to factual matters, on representations, statements and warranties contained in the Underwriting Agreement and in the documents we have examined. Also, we have examined such corporate records, certificates and other documents, and such questions of law, as we considered necessary or appropriate for the purposes of this opinion.

II.	Opinion

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.

The Company (a) has been duly incorporated and is validly existing as a sociedad anónima (stock corporation) and is in good standing under the laws of the Republic of Colombia, and duly authorized as a local bank by the Colombian Superintendence of Finance; (b) has corporate power and authority to: (i) own, lease and, operate its properties; (ii) to conduct its business as described in the Prospectus Supplement; (iii) to execute and deliver the Underwriting Agreement and the Indenture, and (iv) to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the New Subordinated Notes as contemplated by the Transaction Documents. All actions required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken. To the best of our knowledge, upon due inquiry, no action has been taken to dissolve or wind up the business affairs of the Company.

2.

The execution, delivery and performance by the Company of its obligations under the Transaction Documents, and the Transaction Documents, have been duly authorized, executed, issued and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereof, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, toma de posesión, or other similar laws or general principles of equity relating to or affecting enforcement of creditors’ rights generally.

3.

The execution, delivery and performance by the Company of the obligations under the Transaction Documents, the issuance and sale of the New Subordinated Notes, the consummation of the transactions contemplated by the Underwriting Agreement and the application of the proceeds thereof as described in the Disclosure Package and in the Prospectus under the heading “Use of Proceeds” do not and will not result in any breach or violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness or a person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to: (i) the bylaws of the Company, (ii) any statute, rule, regulation, order or any applicable law of Colombia, or (iii) any decree, judgment or order applicable to the Company or any of its respective properties, which decree, judgment or order is known by us.

4.

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency, self-regulatory organization or other non-governmental regulator authority (other than such as may be required under the applicable securities laws of the jurisdiction in which the New Subordinated Notes will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery- and performance of the Indenture by the Company, the consummation of the transactions contemplated thereby except such as have been already obtained, or for the offering, issuance, sale or delivery of the New Subordinated Notes to the underwriters of the offer, resale and delivery by the Underwriters in accordance with the terms of the Underwriting Agreement; provided, however, that the issuance of the New Subordinated Notes must be registered with the Colombian Central Bank (Banco de la República de Colombia), and any sums must be transferred using the foreign exchange market, subject to all the rules and regulations applicable to foreign indebtedness transactions under Colombian law, that the Company must request the classification of the New Subordinated Notes as Tier Two Capital with the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia), and that the Company must have filed the disclosure of material information (Información Relevante) before the Colombian Superintendence of Finance, in respect of the issuance of the New Subordinated Notes, in accordance with Decree 2555 of 2010.

5.

The New Subordinated Notes have been duly authorized, executed, issued and delivered by the Company in accordance with the Indenture and, assuming due authentication and delivery by the Trustee (and assuming that the New Subordinated Notes constitute valid and legally binding obligations under the laws of the State of New York, and are issued and delivered against payment of the purchase price therefor), the New Subordinated Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium (including, without limitation, all laws relating to fraudulent transfers) or other similar laws relating to or affecting enforcement of creditor’s rights generally, or by general principles of equity, and will be entitled to the benefits of the Indenture.

6.

Each of the Transaction Documents and the New Subordinated Notes is in proper legal form under the laws of Colombia for the enforcement thereof in Colombia against the Company, provided that under the laws of Colombia, the choice of New York law as the governing law would be recognized by the courts of Colombia subject to the proof of the provisions of applicable New York law in the manner provided for in such proceedings in Colombia; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Transaction Documents in the Republic of Colombia or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of the Republic of Colombia or any political subdivision thereof; provided, however, that in the event that a legal proceeding is brought before the courts of the Republic of Colombia, a Spanish translation prepared and stamped by a court approved translator, or by the Ministry of Foreign Relations (Ministerio de Relaciones Exteriores) or an official translator of the Transaction Documents will be required in such proceeding, which translation must be approved by the court after the parties to the relevant proceedings have been given the opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents. Compliance with the Hague Convention (known as Apostille) concerning the legalization of documents executed abroad (outside Colombia), is also required.

7.

Except as described in each of the Pricing Disclosure Package and the Prospectus, and subject to the classification of the instrument by the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) and the qualifications set forth under herein, the New Subordinated Notes will constitute the Company’s direct, unconditional, unsecured and subordinated tier two capital obligations, that will rank junior to all of the Company’s existing and future unsubordinated indebtedness, pari passu with all other future tier two capital subordinated indebtedness, and senior to all existing and future classes of the Company’s tier one capital and additional tier one capital instruments, in accordance with articles 2.1.1.1.1 et seq. of Decree 2555 of 2010.

8.

Subject to the classification of the New Subordinated Notes by the Colombian Superintendence of Finance pursuant to article 2.1.1.1.6 of Decree 2555 of 2010, the New Subordinated Notes meet the requirements to qualify as Tier Two Capital of the Company under 2.1.1.1.9 of Decree 2555 of 2010.

9.

Based on the documents and information provided by the Company and reviewed by us, except as disclosed in the Pricing Disclosure Package and the Prospectus Supplement, to our knowledge, after reasonable inquiry, there is no pending action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Pricing Disclosure Package and the Prospectus Supplement.

10.

The information in the Pricing Disclosure Package and in the Prospectus under “Enforcement of Civil Liabilities against Foreign Persons”, “Banking Regulation”, “Tax Considerations—Colombian Tax Considerations”, “Risk Factors”, “Description of the Notes” and “Exchange Rates”, and to the extent that it constitutes matters of law, the summaries of legal matters the Company’s charter or legal conclusions, has been reviewed by us and is accurate in all material respects.

11.

Except as set forth, and subject to the conditions provided in the Pricing Disclosure Package and Prospectus, and provided that the holders of the New Subordinated Notes are not Colombian residents for tax purposes, there is no tax, impost, deduction, or withholding imposed by Colombia or by any political subdivision or taxing authority thereof or therein on any payment to be made by the Company pursuant to the New Subordinated Notes.

12.

None of the Underwriters, the Trustee or the holders of the New Subordinated Notes will be deemed residents or subject to taxation in Colombia, by virtue solely of the execution or performance of the Underwriting Agreement, the Indenture or the New Subordinated Notes, assuming that none of such persons is domiciled or a resident of Colombia for tax purposes, regardless the place where the execution of such documents takes place.

13.

The Company, and its obligations under the Transaction Documents, is subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any the Republic of Colombia, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection to the Transaction Documents; and, to the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Transaction Documents.

14.

Pursuant to articles 605 and 606 of Law 1564 of 2012 (Código General del Proceso), the courts of Colombia would give effect to and enforce a judgment obtained in a court outside Colombia without re-trial or re-examination of the merits of the case provided (a) that there exists a treaty or convention relating to recognition and enforcement of foreign judgments between Colombia and the country of origin of the judgment or, in the absence of such treaty, that proper evidence is provided to the Supreme Court of Colombia to the effect that the courts of the country of the subject judgment would recognize and enforce Colombian judgments, and (b) that the subject judgment fulfills the requirements listed below. In order to enforce a foreign judgment in Colombia, it must first be submitted to “Exequatur” proceedings in accordance with article 607 of Law 1564 of 2012 (Código General del Proceso), before the Supreme Court of Colombia which, in addition to the issue referred to in (a) above, must examine whether the following requirements have been fulfilled: (A) such foreign judgment does not refer to in rem rights on assets located within Colombian territory at the commencement of the proceedings in the foreign court which issued the judgment; (B) such foreign judgment does not conflict with public order laws of Colombia, except procedural laws; (C) such foreign judgment is final and not subject to appeal, according to the laws of the country where it was made; (D) a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to a competent court in Colombia; (E) no proceedings are pending before Colombian courts with respect to the same subject matter, or final judgment has been awarded by a Colombian Court in any proceedings on the same subject matter; (F) the subject matter of such foreign judgment is not of the exclusive jurisdiction of a Colombian court or judge; (G) in the proceedings in which such foreign judgment was made, the defendant was properly served according to the laws of such jurisdiction and given an opportunity to defend the action in question and (H) the exequatur requirement has been observed. In any case, enforceability decisions are considered by Supreme Court of Justice of Colombia in a case-by-case basis.

15.

A judgment obtained in a foreign court ordering the payment of money by the Company under the New Subordinated Notes would not conflict with public order laws of Colombia. Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. In the course of the “exequatur” proceedings, both the plaintiff and the defendant are allowed the opportunity to request that evidence be collected in connection with the issues listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

16.

The choice of law of the State of New York as the governing law of the Transaction Documents and the New Subordinated Notes is a valid choice of law under the laws of Colombia, except that all matters governing the authorizations required by the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) and classification of the New Subordinated Notes as Tier Two Capital of the Company, shall be governed by the laws of Colombia. Subject to compliance with certain Colombian evidentiary requirements, the courts of Colombia shall honor this choice of law; provided, that the primary obligations arising from the Transaction Documents and the New Subordinated Notes are performed outside Colombia; the Transaction Documents and the New Subordinated Notes do not contravene Colombian provisions of public policy; and provided, further, that the application of New York law will be preempted by applicable Colombia law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general applicability relating to or affecting enforcement of creditors’ rights generally or to general principles of equity; the submission by the Company to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan, The City of New York in the Transaction Documents constitutes a valid and legally binding obligation of the Company, and service of process effected in the manner set forth in the Transaction Documents assuming validity under the laws of the State of New York, will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over the Company.

17.

It is not necessary under Colombian law (a) in order to enable that you or any holder of the New Subordinated Notes to enforce their respective rights under the Underwriting Agreement, the Indenture or the New Subordinated Notes; or (b) by reason of the execution, delivery or performance of the Underwriting Agreement, the Indenture and the New Subordinated Notes, that you or any holder should be domiciled, resident, licensed, qualified, authorized as a financial institution by the Superintendence of Finance or entitled to carry on business in Colombia.

18.

Neither the Underwriters nor the holders of the New Subordinated Notes will be deemed to be resident, domiciled or carrying or business in Colombia by reason only of the execution, delivery, performance and/or enforcement of the Underwriting Agreement, the Indenture or the New Subordinated Notes. It is not necessary under the laws of Colombia, in order to enable the Underwriters, the Trustee or the holders of the New Subordinated Notes, to enforce any of their rights under the Underwriting Agreement, the Indenture or the New Subordinated Notes, that the Underwriters, the Trustee or the holders of the New Subordinated Notes, should be licensed, qualified or entitled to carry on business in Colombia.

19.

The indemnification provisions set forth in the Underwriting Agreement do not contravene the laws or any public policy of Colombia or any political subdivision thereof, provided that as pursuant to Colombian law, indemnification provisions are not enforceable if there has been gross negligence or willful misconduct on the part of the indemnified party.

20.

Under current applicable Colombian laws and regulations, payments made under the Notes may be freely transferred out of Colombia, and may be paid in, or freely converted into U.S. dollars, in compliance with applicable Colombian foreign exchange regulations.

In the course of our acting as Colombian counsel to the Company, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Pricing Disclosure Package were discussed and, although we are not passing upon and although we assume no responsibility for the accuracy, completeness or fairness of the Pricing Disclosure Package and the Prospectus Supplement (except as expressly provided above) and we make no representation that we have independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), nothing has come to our attention that would lead us to believe that (i) the Registration Statement, as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Furthermore, we express no opinion as to whether a court in any proceeding in Colombia would give effect to certain provisions that may be limited by: (i) applicable procedural rules that do not allow waivers of immunity and service of process by private companies within Colombia and pursuant to which any immunity from proceedings (jurisdiction, execution or attachment) which might in the future be available under Colombian law may not be validly waived in advance; and (ii) the unavailability under Colombian law of equitable remedies or injunctive relief, except for fundamental constitutional rights. The foregoing opinions are subject to the following comments and qualifications:

III.	Qualifications, exceptions and limitations

a)

The insolvency regime in Colombia is somewhat untested in connection with international bond transactions as there have been no precedents. As a result, there is little guidance as to how the legislative framework would be applied in practice and, in particular, the definitive approach that would be adopted by a liquidator or insolvency appointed judge in assessing the claims of tier two capital subordinated creditors of a company incorporated in Colombia with contractual subordination provisions.

b)

Pursuant to the Colombian current regulations, any prepayment, early redemption or repurchase of the New Subordinated Notes can only be executed after five (5) years following the issuance date of the New Subordinated Notes and is subject to: (i) the prior approval by the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia), (ii) the replacement of the New Subordinated Notes by debt instruments that qualify as tier one capital, additional tier one capital or tier two capital in a manner that allows the Company to have sustainable revenue generation capacity, or the demonstration by the Company that its capital position would be above the minimum capital requirements after any early redemption. Furthermore, the Company must not create expectations regarding the prepayment, redemption or early repurchase of the New Subordinated Notes.

c)

Optional redemptions of the New Subordinated Notes upon a tax event or a regulatory event (as considered under Basel III) (even within the first five (5) years after the issue date of the New Subordinated Notes) are permitted by current Colombian banking regulation, pursuant to Decree 1477 of 2018. In these events, the Company must also obtain prior approval from the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia).

d)

Pursuant to Article 13 of Law 1564 of 2012 of Colombia (Código General del Proceso), civil procedure rules are considered public order laws and therefore cannot be modified or waived by private agreements. To the extent that the parties to the Agreements commence enforcement actions before Colombian courts instead of commencing them in foreign courts (which final rulings may subsequently be enforced in Colombia through exequatur proceedings as described above), any waivers made by the parties to the Agreements and the Securities in respect of Colombia’s rules of civil procedure may be rendered unenforceable.

e)

In any proceeding in Colombia, service of notice to the parties thereto must be made in accordance with the provisions of Law 1564 of 2012 of Colombia (Código General del Proceso). Contractual provisions regarding services of notice procedures will not be enforceable.

f)

In any proceeding in Colombia in which a law of a foreign country were to be applied, there should be evidence of the law sought to be applied, through (i) a copy of such law duly issued and promulgated by the competent authorities or, (ii) by means of an expertise issued by a person or institutions expert in the law of that foreign country or, (iii) when a written law does not exist, through the deposition or affidavit of two or more lawyers admitted in the relevant jurisdiction regarding such applicable law, in accordance with article 177 of Law 1564 of 2012 of Colombia (Código General del Proceso).

g)

Pursuant to Article 251 of Law 1564 of 2012 of Colombia (Código General del Proceso), in order for a document written in a foreign language to be admissible evidence before a Colombian Court, the relevant document must be translated into Spanish either by Colombia’s Ministry of Foreign Affairs, by an official translator (intérprete oficial), or by a translator appointed by the competent judge. Compliance with the Hague Convention (known as Apostille) concerning the legalization of documents executed abroad (outside Colombia), is also required.

Furthermore, pursuant to Article 823 of Colombia’s Code of Commerce (Código de Comercio): (i) the technical and usual terms contained within documents to be used as evidence of commercial agreements and obligations, or that refer to the performance and execution of such agreements and obligations, will be understood as in their meaning in Spanish, and (ii) the Spanish version of a document used to evidence obligations or contracts which most closely resembles the original text shall prevail over the foreign language version of such document. In the event that a party to an enforcement action considers that the available translation into Spanish of documents written in a foreign language is not accurate, such party has the right to object to any such inaccuracy in such enforcement proceedings.

h)

The enforcement of the Transaction Documents may be limited by, and any proceeding for enforcement in Colombia would be subject to the statute of limitations. Pursuant to Article 2535 of Colombia’s Civil Code (“Código Civil”), in order for the statute of limitations to run and extinguish enforcement rights it is necessary that the party entitled to exercise an enforcement action fails to do so during a period commencing on the date in which the relevant right became enforceable and ending 5 or 10 years after, as the case may be (depending on the relevant statute of limitations). Pursuant to Section 2514 of Código Civil, a waiver to the statute of limitations can only be granted once the relevant statute of limitations has elapsed.

i)

In accordance with Article 902 of Colombia’s Code of Commerce (Código de Comercio), any nullification of a provision of a Transaction Document would nullify the entire document as if the parties would not have entered into such document in the absence of such nullified provision, solely to the extent that the nullified provision is considered “essential” to the agreement in accordance with Article 1501 of the Colombian Civil Code.

j)

According to Colombian laws, the laws applicable to a given agreement are those in existence at the time of execution, even if those laws change in the future, provided that the changes are not related to, or do not affect, public order laws, which are applicable to a given agreement in their existing form.

k)

Colombian exchange control regulations are deemed to be public order laws, therefore, the ability of the Company to perform its obligations payable in foreign currency under the New Subordinated Notes (and the ability of any person to remit the proceeds of any judgment award issued by a court in Colombia in foreign currency out of Colombia) will be subject to foreign exchange regulations in effect at the time of the relevant payment or remittance.

l)	The provisions of the Transaction Documents which treat certain determinations as conclusive may be subject to review in a proceeding in Colombia to determine the correctness of such determinations.

m)

Under Colombian Law, charging interest on interest (whether accrued or unpaid) is not permitted unless such interest is charged as permitted under Article 886 of Colombia’s Code of Commerce (Código de Comercio).

n)

Except for some constitutional actions, Colombian law does not contemplate the equitable or injunctive remedies or reliefs. However, under Colombia law (mainly Laws 1437 of 2011 and 1564 of 2012) a court may order any precautionary measure it deem necessary in order to provisionally protect and guarantee the subject matter of the dispute and the eventual fulfillment or enforcement of its ruling. That is so for litigation involving state entities (such as the Company) and for civil cases.

o)

The enforceability of the obligations of the Company under the Transaction Documents may be limited by laws governing the bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, liquidation, toma de posesión or other similar laws relating to or affecting enforcement of creditors’ rights generally, and is subject to statutory preferences granted under Colombian laws (including labor, pensions and tax claims), and by claims which have, without any agreement, notarization or other voluntary act, priority for payment by operation of law.

p)

The initiation of a reorganization or toma de posesión proceedings provides the suspension of the current judicial procedures of collection and the provisional suspension of the guarantee execution. If the reorganization or toma de posesión process is not successful and the debtor initiates a liquidation proceeding, the guarantees will be executed according to the terms of the insolvency proceeding applicable to the Company.

q)

Colombian insolvency laws and regulations are considered public order laws (normas de orden público) and therefore cannot be modified or waived by private agreements. As a consequence, any waivers made by the parties to such documents in respect of Colombia’s insolvency rules may be rendered unenforceable and a Colombian Court may disregard any contractual subordination provision relating to the Transaction Documents.

r)

The issuance and sale of the New Subordinated Notes are ruled by the foreign exchange regulations, and the Company will have to use the proceeds of the New Subordinated Notes in accordance with the Colombian foreign exchange regulations, including without limitation, the uses established in article 8 of External Regulation 1 of 2018 issued by the Colombian Central Bank (Banco de la República).

s)

A final and conclusive judgment (not subject to appeal) of the courts of the State of New York for the payment of money rendered against the Company in respect of the New Subordinated Notes, would be recognized by the courts of Colombia, subject to obtaining the Exequatur of the judgment from the Supreme Court of Colombia (Corte Suprema de Justicia de la República de Colombia), as described above.

t)

Any proceeding to enforce a judicial decision by means of seizure, attachment or execution against assets or property, or against any right or interest in assets or properties located in Colombia, is subject to the exclusive jurisdiction of the Colombian courts.

u)

Pursuant to Articles 15 and 16 of Colombia’s Civil Code (Código Civil), the waiver of immunity granted under applicable sections of the Transaction Documents is permissible provided that said waiver only affects the rights of the waiving party and taking into account the exceptions and limitations to grant such waiver as indicated herein and in the Transaction Documents. Under Colombian law any immunity from proceedings which might be available in the future cannot be validly waived in advance.

v)

In rendering our opinion and making the statements herein, whenever an opinion is qualified by “to our knowledge” or similar words, it is intended to mean that no information has come to our attention during the course of our advice to the Company for purposes of the offering of the New Subordinated Notes that gives us actual knowledge of the inaccuracy of such opinion or statement

w)

In any proceeding in Colombia, service of notice to the parties thereto must be made in accordance with the provisions of Law 1564 of 2012 of Colombia (Código General del Proceso). Contractual provisions regarding services of notice procedures will not be enforceable.

x)

If, pursuant to the Transaction Documents governed by a law other than Colombian law and submitted to the jurisdiction of courts other than Colombian courts, a party to such Transaction Documents were to initiate judicial actions in Colombian courts, although the other party should be able to argue that the transaction is performed outside of Colombia since the bonds are issued abroad, its interests are paid abroad and investors and trustee are located abroad, there are no explicit laws and regulations or Colombian court decisions with precedential value pursuant to which it is possible to conclusively determine (i) if a Colombian judge would assume jurisdiction over the case or, instead, determine that the case is subject exclusively to the forum expressly agreed to by the parties under the Transaction Documents; (ii) if a Colombian judge assuming jurisdiction over the case would apply Colombian law or New York law; or (iii) if a Colombian judge were to apply New York law to the case, the manner in which a Colombian judge would admit into evidence the substantive provisions of New York law and how such Colombian judge would apply, interpret or construe New York law.

y)

Article 869 of Colombia’s Code of Commerce provides that any agreement executed abroad containing obligations to be performed by the parties thereof in Colombia must be governed by Colombian laws, regardless of whether or not such parties are Colombian residents. Considering that pursuant to Law 33 of 1992, payment obligations under credit transactions are deemed to be held and performed in the place of payment, we believe that the Transaction Documents contain provisions that, if observed, will make the main obligations thereunder to be performed outside Colombia considering payment obligations are to be paid abroad, and, therefore, parties are not subject to Colombian law as set forth by Article 869 of the Colombia’s Code of Commerce and may validly choose the law of the State of New York as the governing law of the Transaction Documents.

z)

Under Colombian law, in rem rights over property located in Colombia, including the transfer of ownership, the granting of liens or security interests, and any proceeding to enforce a judicial decision by means of seizure, attachment or execution against assets or property, or against any right or interest in assets or properties located in Colombia, must be governed by the laws of Colombia and any collection proceeding over each assets located in Colombia will be subject to the jurisdiction of Colombian courts.

aa)	Pursuant to and subject to the limitations provided for in article 594 of the Código General del Proceso, assets listed in said article are not subject to any attachment.

This opinion is limited to matters of Colombian law in force on the date hereof. We express no opinion with respect to the law of any other jurisdiction. We express no opinion as to the effect on the opinions set forth herein of any failure by any party to comply with laws and regulations pertaining to banks, trustees or other financial institutions or affiliates thereof, if applicable, or other laws or regulations applicable to any party by reason of such party’s status or the nature of its business or assets. This opinion is specific as to the offering of the New Subordinated Notes, and the documents referred to herein and is based upon the law as of the date hereof. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

We are licensed to practice law in Colombia and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Colombia. In particular, to the extent that New York or United States Federal law is relevant to this opinion, we have relied, without any independent investigation, on the opinion of Sullivan & Cromwell LLP, special U.S. legal counsel to the Company, delivered to you pursuant to Section 6(c) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP. We assume no obligation to update or supplement this opinion to reflect any facts which may hereafter come to our attention or any changes in the law which may hereafter occur.

In rendering this opinion, we rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the underwriters.

This opinion is solely of your benefit and may not be relied upon in any manner or purpose by any other person. Notwithstanding the foregoing, you may disclose the contents of this letter to any person to whom disclosure is required by law or court order, or if such disclosure is necessary to defend or resist an action or claim in connection with the performance of your obligations under the Underwriting Agreement.

Very truly yours,

BRIGARD & URRUTIA ABOGADOS S.A.S

EXHIBIT C

FORM OF OPINION OF INTERNAL COUNSEL

Ex. C-1

[•], 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

I have acted as in house counsel of Bancolombia S.A., a Colombian financial institution organized and existing as a sociedad anónima under the laws of the Republic of Colombia (the “Company”), in connection with the Company’s offering of U.S. $[•] [•]% Subordinated Notes due [•] (the “Notes”) issued pursuant to the Indenture dated [•], 2024 between the Company and the Bank of New York Mellon, as trustee (the “Trustee”).

This opinion is delivered to you pursuant to Section 6(e) of the Underwriting Agreement (the “Underwriting Agreement”) entered into with you, as underwriters (collectively, the “Underwriters”), dated [•], 2024.

In stating my opinion, I have assumed for the purposes of the opinions expressed herein, that each of the parties to the Underwriting Agreement and the Indenture, other than the Company, has the corporate power and authority to enter into and perform each of the Underwriting Agreement and the Indenture and that the Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by each such party. Also, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

Based upon the foregoing, I am of the opinion that:

1. The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Company, the issuance and sale of the Notes, the consummation of the transaction contemplated by the Underwriting Agreement and the application of the proceeds thereof as described in the Prospectus Supplement under the heading “Use of Proceeds” do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any subsidiary pursuant to): (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract, or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or any incorporated document or is otherwise known by me, after due inquiry, to be an Agreement and Instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (ii) any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties, which decree, judgment or order is known by me, after due inquiry.

2. To my knowledge, (i) there are no contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any national, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus but are not so described as required.

I am licensed to practice law in Colombia and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Colombia. This opinion is limited to matters of Colombian law.

I am furnishing this letter to you solely for your benefit in connection with the offering of the Notes. This opinion is solely for your benefit and may not be relied upon in any manner or any purpose by any other person. Notwithstanding the foregoing, you may disclose the contents of this letter to any person to whom disclosure is required by law or court order, or if such disclosure is necessary to defend or resist an action or claim in connection with the performance of your obligations under the Underwriting Agreement. I assume no obligation to update or supplement this opinion to reflect any fact which may hereafter come to my attention or any changes in law which may hereafter occur.

Very truly yours,

Claudia Echavarría Uribe

EXHIBIT D

FORM OF CERTIFICATE OF EXECUTIVE VICE PRESIDENT

AND CHIEF FINANCIAL OFFICER

Ex. D-1

Bancolombia S.A.

[•]% Subordinated Notes due [•]

OFFICER’S CERTIFICATE

Each of the undersigned, Julián Mora Gómez, Corporate Vice President of Bancolombia S.A., a Colombian banking institution, incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Company”), and José Humberto Acosta Martin, the Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(m) of that certain Underwriting Agreement dated [•], 2024 (the “Underwriting Agreement”) among the Company and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC that as of [•], 2024:

1.	The undersigned has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (l) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, I have hereunto signed my name this [•]th day of [•], 2024.

BANCOLOMBIA S.A.

By:
Name: Julián Mora Gómez
Title: Corporate Vice President

By:
Name: José Humberto Acosta Martin
Title: Chief Financial Officer

[Signature Page to Officers’ Certificate pursuant to Section 6(m) of the Underwriting Agreement]

EXHIBIT E

FORM OF CERTIFICATE OF VICE PRESIDENT OF RISK MANAGEMENT

AND CHIEF FINANCIAL OFFICER

Ex. E-1

Bancolombia S.A.

[•]% Subordinated Notes due 2034

OFFICER’S CERTIFICATE

In connection with the Prospectus Supplement dated [•], 2024 (the “Prospectus Supplement”), filed by the Bank with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, and incorporated by reference in the Registration Statement on Form F-3ASR (File No. 333-264524) (the “Registration Statement”), filed by Bancolombia S.A., a Colombian banking institution, incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Bank”), with the SEC relating to the offering and sale of US$[ •] [•]% Subordinated Notes due 2034 (the “Notes Offering”), the below José Humberto Acosta Martin, the Chief Financial Officer of the Bank, and Rodrigo Prieto Uribe, the Risk Management Vice President of the Bank, have been asked to deliver this certificate to BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (together, the “Underwriters”).

We hereby certify that:

1.

We or members of our staff who are responsible for the Bank’s financial and accounting matters have reviewed i) the circled items identified on certain pages of the Prospectus Supplement, attached hereto as Exhibit A, and ii) the circled items identified on certain pages of our Annual Report for the year ended December 31, 2023 on Form 20-F filed by Bancolombia with the SEC on March 26, 2024 (the “Annual Report”), attached hereto as Exhibit B (collectively, the “Circled Data”) and confirm that as of the date hereof, the Circled Data a) was calculated or derived based on reasonable inputs, estimates and assumptions from or agreed to the financial, accounting or other records or schedules of the Bank and b) is to the best of our knowledge, true and correct in all material respects and presents fairly, in all material respects, the financial and operating information set forth therein.

2.

The statistical information of the Bank included under Item 11 (the “VaR Calculations”) of the Annual Report for the year ended December 31, 2023 on Form 20-F filed by Bancolombia with the SEC on March 26, 2024 (the “Annual Report”), attached hereto as Exhibit C, and incorporated by reference in the Registration Statement and Prospectus Supplement has been prepared in accordance with applicable regulations issued by the Colombian Superintendency of Finance and, especially, in accordance with Chapter XXI of the Basic Accounting Circular issued by the Colombian Superintendency of Finance, as amended.

3.

We or members of our staff who are responsible for the Bank’s risk management matters have carried out the procedures for market risk administration set forth in the Bank’s “Market Risk Manual”, designed to provide reasonable assurance as to the accuracy of the VaR Calculations included in the Annual Report and incorporated by reference in the Registration Statement and the Prospectus Supplement regarding the Notes Offering.

4.

Information regarding the procedures and the derivation of the above-referenced VaR Calculations is attached hereto as Exhibit D and is, to the best of our knowledge and belief, true and correct in all material respects.

This certificate is being furnished to the Underwriters solely to assist in conducting their due diligence investigation of the Bank in connection with the Notes Offering.

[Signatures on following page]

IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of [•] 2024.

BANCOLOMBIA S.A.

By:
Name: José Humberto Acosta Martin
Title: Chief Financial Officer

By:
Name: Rodrigo Prieto Uribe
Title: Risk Management Vice President

[Signature Page to Officer’s Certificate pursuant to Section 6(n) of the Underwriting Agreement]